As filed with the Securities and Exchange Commission on December 6, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLYMEDICA CORPORATION
(Exact Name of Company as Specified in its Charter)

MASSACHUSETTS (State of incorporation of Organization)	04-3033368 (Employer Identification Number)
100 Parsons Pond Drive
Franklin Lakes, New Jersey 07417
(Address of Principal Executive Offices)
(201) 269-3400
(Registrant’s telephone number, including area code)
PolyMedica Corporation 2000 Stock Incentive Plan
(Full title of the plan)
David S. Machlowitz
Secretary
100 Parsons Pond Drive
Franklin Lakes, New Jersey 07417
(201) 269-3400
(Name and address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES
     The Registration Statement on Form S-8 (Registration No. 333-131702) (the “Registration Statement”) of PolyMedica Corporation (the “Company”) pertaining to 1,500,000 shares of common stock of the Company to which this Post-Effective Amendment No. 1 relates became effective on February 9, 2006.
     In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, County of Bergen, State of New Jersey, on the 5th day of November, 2007.

POLYMEDICA CORPORATION
By:	/s/ DAVID S. MACHLOWITZ
	Name:	David S. Machlowitz
	Title:	Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Laizer Kornwasser Lazier Kornwasser	President and Director (Principal Executive Officer)	November 5, 2007
/s/ Peter Gaylord Peter Gaylord	Treasurer (Principal Financial and Accounting Officer)	November 5, 2007
/s/ Richard J. Rubino Richard J. Rubino	Director	November 5, 2007